UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006 (February 6, 2006)

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2006, in connection with a grant of restricted stock to several key employees, the Registrant made restricted stock grants to three executive officers. The grants, consisting of shares of the Registrant’s Common Stock, were made under the Registrant’s Amended and Restated 2000 Stock Incentive Plan (the “Plan”). The grants were made in consideration of past services of each executive, and no cash consideration was paid for the shares. Marc A. Cohen, the Registrant’s Chairman of the Board, Chief Executive Officer, Secretary and Treasurer, received a grant of 5,340 shares; Alain J. Cohen, the Registrant’s President and Chief Technology Officer and a Director, received a grant of 5,340 shares; and Mel F. Wesley, the Registrant’s Vice President and Chief Financial Officer, received a grant of 8,657 shares.

Each of these grants vests as to one-third of the shares on each of the second, third and fourth anniversaries of the grant date. If the executive ceases to be an employee, officer or director of, or consultant or advisor to, the Registrant or a parent or subsidiary of the Registrant, any shares that are not then vested are subject to forfeiture to the Company. In the event the Registrant experiences a change-of-control event, as specified in the Plan, these grants automatically become vested in full.

In addition, on February 6, 2006, the Registrant’s board of directors adopted a new form of restricted stock agreement for use under the Plan. This form is filed as Exhibit 10.1 hereto. The restricted stock grants made to the executives described above were made using this form. From time to time, the Registrant may make additional restricted stock grants under the Plan using this form, or using forms different from the form filed herewith.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET Technologies, Inc.

Date: February 17, 2006	By:	/s/ Mel F. Wesley
Mel F. Wesley, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement under Amended and Restated 2000 Stock Incentive Plan